                                                                    EXHIBIT 99.2


 Long-Term Unsecured Debt

  As of December 31, 1998, Archstone had $1.2 billion of Long-Term Unsecured Debt issued and outstanding (including $154.1 million of Long-Term Unsecured Debt assumed in the Atlantic Merger). The following table summarizes the Long-Term Unsecured Debt as of December 31, 1998 (dollar amounts in thousands):

                                                                                      Average          Principal
                        Outstanding      Coupon  Effective Interest   Maturity       Remaining          Payment
  Date of Issuance    Principal Amount    Rate        Rate             Date         Life (Years)      Requirement
------------------------------------------------------------------------------------------------------------------
12/08/98............   $ 10,000           7.00%        7.35%        01/15/09           10.04             (1)
10/30/98............    120,000           7.20         7.34         04/15/03            4.29             (1)
10/29/98............      3,000           7.00         7.11         10/30/01            2.83             (1)
10/28/98............      5,000           7.00         7.12         10/29/01            2.83             (1)
10/27/98............     18,000           7.00         7.13         10/29/01            2.83             (1)
10/26/98............     13,000           6.63         6.78         10/26/00            1.83             (1)
10/23/98............     15,000           6.75         6.92         10/23/00            1.83             (1)
10/20/98............      3,000           6.89         7.09         10/20/00            1.83             (1)
10/19/98............      9,000           6.81         7.02         10/19/00            1.79             (1)
10/15/98............     10,000           6.93         7.18         10/15/00            1.79             (1)
10/13/98(2).........      5,000           6.84         7.10         10/15/01            2.79             (2)
10/09/98(2).........     50,000           7.17         7.36         10/09/02            3.75             (2)
10/01/98............      5,000           6.32         6.51         10/01/01            2.75             (1)
10/01/98............     10,000           6.95         7.08         10/01/08            9.75             (1)
09/25/98............     25,000           6.17         6.40         10/13/00            1.79             (1)
09/23/98............     21,200           6.37         6.57         10/15/01            2.79             (1)
                       ----------------------------------------                   -------------
Subtotal/Average....   $322,200           6.95%        7.12%                            3.71
                       ----------------------------------------                   -------------
03/06/98............   $125,000           7.20%        7.86%        03/01/13           12.17             (3)
                       ----------------------------------------                   -------------
08/20/97............   $ 52,372           7.86%        7.91%        08/15/17           16.63             (4)
08/20/97............    101,595           7.25         7.27         08/15/09            6.95             (5)
                       ----------------------------------------                   -------------
Subtotal/Average....   $153,967           7.46%        7.49%                           10.24
                       ----------------------------------------                   -------------
03/31/97............   $ 20,000           7.50%        7.44%        04/01/07            8.25             (1)
03/31/97............     30,000           8.05         8.04         04/01/17           18.25             (1)
                       ----------------------------------------                   -------------
Subtotal/Average....   $ 50,000           7.91%        7.85%                           14.25
                       ----------------------------------------                   -------------
10/21/96............   $ 15,000           6.60%        7.03%        10/15/99            0.79             (1)
10/21/96............     20,000           6.95         7.40         10/15/02            3.79             (1)
10/21/96............     20,000           7.15         7.50         10/15/03            4.79             (1)
10/21/96............     20,000           7.25         7.63         10/15/04            5.79             (1)
10/21/96............     20,000           7.30         7.64         10/15/05            6.79             (1)
10/21/96............     20,000           7.38         7.69         10/15/06            7.79             (1)
10/21/96............     15,000           6.50         6.75         10/15/26            0.79             (6)
                       ----------------------------------------                   -------------
Subtotal/Average....   $130,000           7.35%        7.50%                            4.64
                       ----------------------------------------                   -------------

                                                                    EXHIBIT 99.2

                                                                                                  Average          Principal
                        Outstanding            Coupon       Effective Interest   Maturity       Remaining          Payment
  Date of Issuance    Principal Amount          Rate              Rate             Date         Life (Years)      Requirement
------------------------------------------------------------------------------------------------------------------------------
08/06/96..............     $   20,000           7.55%                7.68%        08/01/08            9.58                (1)
08/06/96..............         20,000           7.63                 7.73         08/01/09           10.58                (1)
08/06/96..............         20,000           7.65                 7.77         08/01/10           11.58                (1)
08/06/96..............         20,000           8.10                 8.21         08/01/15           16.58                (1)
08/06/96..............         20,000           8.15                 8.25         08/01/16           17.58                (1)
                      ------------------------------------------------------                 ----------------
Subtotal/Average......     $  100,000           7.84%                7.95%                           13.18
                      ------------------------------------------------------                 ----------------
02/23/96..............     $   50,000           7.15%                7.30%        02/15/10            7.63                (7)
02/23/96..............        100,000           7.90                 8.03         02/15/16           15.13                (8)
                      ------------------------------------------------------                 ----------------
Subtotal/Average......     $  150,000           7.71%                7.84%                           12.63
                      ------------------------------------------------------                 ----------------
02/08/94..............     $  100,000           6.88%                6.98%        02/15/08            5.63                (9)
02/08/94..............        100,000           7.50                 7.65         02/15/14           13.13               (10)
                      ------------------------------------------------------                 ----------------
Subtotal/Average......     $  200,000           7.24%                7.37%                            9.38
                      ------------------------------------------------------                 ----------------
Grand Total/Average...     $1,231,167           7.34%                7.51%                            8.69
                      ======================================================                 ================

----------------
(1)  Entire principal amount due at maturity.
(2) The $5.0 million and $50.0 million of notes were originally issued at floating interest rates of 7.10% and 7.36%, respectively. In January 1999, the notes were converted through interest rate swap agreements to fixed interest rates of 6.87% and 7.14%, respectively.
(3) These notes require annual principal payments of $25.0 million commencing in 2009.
(4) These notes require annual principal payments of $10.0 million commencing in 2013.
(5) These notes require aggregate annual principal payments of $15.0 million in 2002, $12.5 million from 2003 to 2008 and $10.0 million in 2009.
(6) The 6.50% notes may be repaid on October 15, 1999 at the option of the holders at their full principal amount together with accrued interest.
(7) These notes require aggregate annual principal payments of $6.25 million commencing in 2003.
(8) These notes require aggregate annual principal payments of $10.0 million in 2011, $12.5 million in 2012, $15.0 million in 2013, $17.5 million in 2014,
     $20.0 million in 2015 and $25.0 million in 2016.
(9) These notes require annual principal payments of $12.5 million commencing in 2001.
(10) These notes require aggregate annual principal payments of $10.0 million in 2009, $12.5 million in 2010, $15.0 million in 2011, $17.5 million in 2012,
     $20.0 million in 2013 and $25.0 million in 2014.